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EXHIBIT 5.2


                                  March 2, 2001

ADVA International Inc.
6 Woodcross Drive
Columbus, SC 29212

Ladies and Gentlemen:

                  We are special counsel to Global Information Group U.S.A., Inc., a Delaware corporation (the "Company") in connection with the rendering of an opinion pursuant to an Agreement of Stock Exchange, dated as June 19, 2000 (the Agreement"), among the Sellers, Buyer, the Company and Biotel (as defined in the Agreement).

                  The opinions expressed below are furnished to you pursuant to section 6.1.8 of the Agreement. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

                  In connection with this opinion, we have examined execution copies of the Agreement and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and certificates of public officials and of corporate officers, and have made such investigations of law, as we deemed appropriate for purposes of this opinion. In stating our opinion, we have assumed the valid existence and good standing of each party to the Agreement (other than the Company), the due authorization, execution and delivery of the Agreement by each party thereto (other than the Company), the power and authority, corporate and otherwise, of each party (other than the Company) to enter into and perform its respective obligations under the Agreement, the genuineness of all signatures and the authority of all persons signing the Agreement on behalf of the parties thereto, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. For purposes of this opinion, we have assumed the correctness of, and relied as to matters of fact upon, certain certificates of public officials, officers of the Company and of each of the shareholders of the Company, including the Company Certificate attached hereto as Exhibit A and the Shareholder's Certificates attached hereto as Exhibit B.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware with an authorized and issued share capital as represented in the Agreement.



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                  2. All of the Outstanding Company Shares have been duly
authorized by appropriate corporate action of the Company as applicable, and are validly issued and represent fully paid and nonassessable shares of the Company, free of preemptive rights.

                  3. The Agreement and the transactions contemplated hereby have been duly authorized by necessary corporate action of the Company.

                  4. Upon delivery of the certificates and duly executed stock transfer forms representing the Outstanding Company Shares pursuant to the terms of the Agreement, and assuming Buyer is acquiring the Outstanding Company Shares in good faith without notice of any adverse claim, Buyer will acquire legal and beneficial ownership of the Outstanding Company Shares free and clear of all liens, pledges and encumbrances; and, upon the completion of the transactions contemplated by the Agreement, Buyer shall be the owner of all of the Outstanding Company Shares and, to the knowledge of counsel, there shall be no outstanding options or warrants to purchase any shares of the Company nor any outstanding securities of any nature convertible into such shares.

                  We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

                  The opinions contained herein are being rendered to you in connection with the Closing pursuant to the Agreement and the transactions contemplated thereby and may not be relied upon by any other party or for any other purpose. Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement it to reflect any fact or circumstance which may hereafter come to our attention or any change in law which may hereafter occur.

                                             Very truly yours,



                                             MENAKER & HERRMANN LLP




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                            SHAREHOLDER'S CERTIFICATE



                  The undersigned, as a shareholder in Global Information Group U.S.A., Inc., a Delaware corporation (the "Company"), does hereby certify:

                  1. I am a party to the Agreement of Stock Exchange, dated as of June 19, 2000 (the "Agreement"), between myself as a Seller, the other Sellers, Buyer, the Company and Biotel (as defined in the Agreement). I make this certificate with the intent that it shall be relied upon by Menaker & Herrmann LLP as a basis for its opinion to be rendered pursuant to Section 6.1.8 of the Agreement.

                  2. I am the lawful owner of the Company shares in the amount set forth behind my name in Exhibit A attached hereto (the "Shares").

                  3. The Shares are free and clear of all liens, pledges and encumbrances.

                  4. The Shares are not subject to any agreement other than the Agreement.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of February__, 2001.


                           ---------------------------



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                               COMPANY CERTIFICATE


                  The undersigned, as the President of Global Information Group U.S.A., Inc., a Delaware corporation (the "Company"), does hereby certify:

                  1. I am the President of the Company, which is a party to the Agreement of Stock Exchange, dated as of June 19, 2000 (the "Agreement"), between the Sellers, Buyer, the Company and Biotel (as defined in the Agreement). I make this certificate with the intent that it shall be relied upon by Menaker & Herrmann LLP as a basis for its opinion to be rendered pursuant to
Section 6.1.8 of the Agreement.

                  2. The shares in the Company which have been issued and are outstanding are set forth in Exhibit A attached hereto (the "Outstanding Company Shares").

                  3. All of the Outstanding Company Shares have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are registered in the names of the Sellers (as defined in the Agreement), free and clear of all liens, pledges and encumbrances.

                  4. There are no, and on the Closing Date (as defined in the Agreement) there will be no, issued or outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of the Company Common Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock (including securities or instruments convertible into or exchangeable for common shares).

                  5. The Shares are not subject to any agreement other than the Agreement.

                  6. Attached hereto as Exhibit B are true, correct and complete copies of the Certificate of Incorporation and the By-laws of the Corporation, as in full force and effect as of the date hereof. No amendments have been made to the Certificate of Incorporation and the By-laws since the date of incorporation of the Company.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 2, 2001.

                                         /s/Anthony E. Mohr          .
                                         ----------------------------
                                         Anthony E. Mohr
                                         President



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                                   EXHIBIT "A"



                                                           NUMBER OF
     GLOBAL INFORMATION                               GLOBAL INFORMATION
      GROUP U.S.A. INC.                             GROUP U.S.A. INC. SHARES
       SHAREHOLDERS                                         OWNED
----------------------------                     ------------------------------

Anthony E. Mohr                                             337.83
Jolec Trading Limited                                        36.76
Hugo Heerema                                                 55.03
FOG Investments, Ltd.                                         4.95
GorillaVentures N.V.                                         44.12
Linares Capital Limited                                      50.00
Heydael B.V.                                                100.00
Henri B. G. Sijthoff                                         45.00
Charles Langereis                                            45.00
Jouke V.J.P. Brada                                           10.00
Viewmont Holdings Limited                                    34.49
Moana Lake Finance Corp.                                      4.64
Sorensen's Securities Ltd.                                   32.53
Femia E. van Wulfften Palthe                                 11.00
Leonard van Hulst                                             7.34
Nicole E.A.M. Aarts                                           2.38
Fiona N. van Hulst                                            2.38
Hacken Investments Limited                                   73.36
Sybren I. Zeilstra                                           76.29
M. Lavino                                                    76.29
Jan P.D. Geertman                                            47.63
Christopher Schuijt                                          28.61
Christiaan Ouwinga                                           28.61
J. Maijers                                                    6.79
Ernst Verdonck                                                6.79
J. Leffelaar                                                  1.43
R.A.M. Pruijm                                                 0.72
Thames Asset Management Limited                              19.07
                                                             -----

         Total                                            1,189.04